UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

current report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2013

NEWBRIDGE BANCORP

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-11448	56-1348147
State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1501 Highwoods Boulevard, Suite 400,
Greensboro North Carolina	27410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 369-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2

Item 3.03 Material Modification to Rights of Security Holders

NewBridge Bancorp (the “Company”) held a special meeting of shareholders on February 20, 2013 (the “Special Meeting”) for the purpose of considering three proposals relating to the Company’s $56 million private placement of Series B Mandatorily Convertible Adjustable Rate Cumulative Perpetual Preferred Stock (“Series B Preferred Stock”) and Series C Mandatorily Convertible Adjustable Rate Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”) which closed in November, 2012. As discussed in more detail in Item 5.07, a total of 13,065,387 shares, or 83.45% of the Company’s outstanding shares of common stock, were present in person or represented by proxy at the Special Meeting, and each proposal was approved by more than 92% of those shares voted.

Following receipt of the necessary shareholder approvals, the Company filed Articles of Amendment (the “Common Stock Articles of Amendment”) and a Certificate of Designation of the Class B Common Stock with the Secretary of State of North Carolina on February 21, 2013 to:

(i)	re-designate the Company’s voting common stock, par value $5.00 per share as “Class A Common Stock”, no par value per share;

(ii)	create a new class of non-voting common stock, no par value per share, designated “Class B Common Stock”;

(iii)	increase the number of shares of authorized common stock from 50,000,000 to 100,000,000, and the number of shares of authorized preferred stock from 10,000,000 to 30,000,000;

(iii)	effect the conversion on February 22, 2013 of all of the previously issued shares of Series B Preferred Stock in exchange for 9,601,262 shares of Class A Common Stock; and

(iv)	effect the conversion on February 22, 2013 of all of the previously issued shares of Series C Preferred Stock in exchange for 3,186,748 shares of Class B Common Stock.

Except as to voting rights, shares of Class B Common Stock have the same preferences, limitations and relative rights as, share ratably with and are identical in all respects to shares of Class A Common Stock as to all matters. The Class A Common Stock is listed on the NASDAQ Global Select Market under the symbol “NBBC.” The Company has no plans to list the Class B Common Stock on any national stock exchange.

The foregoing description of the Common Stock Articles of Amendment and the Certificate of Designation of the Class B Common Stock is a summary and does not purport to be a complete description of all of the terms of such documents or the effect such documents have on the rights of holders of the Company’s Class A Common Stock, and is qualified in its entirety by reference to such documents, which are attached hereto as Exhibits 3.1 and 4.1, respectively.

3

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The information set forth in Item 3.03 above, and the Common Stock Articles of Amendment and the Certificate of Designation of the Class B Common Stock attached hereto as Exhibits 3.1 and 4.1, are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 20, 2013, the Company held a Special Meeting at which the following matters were considered and voted upon:

A.	CREATE A NEW CLASS OF NON-VOTING COMMON STOCK. To approve an amendment to the Articles of Incorporation to create a class of non-voting common stock (Class B Common Stock), as described in the proxy statement for the Special Meeting (the “Proxy Statement”).

Votes For	Votes Against	Abstain	Broker Non-Votes
11,951,474	983,077	130,836	None

B.	INCREASE IN AUTHORIZED CAPITAL STOCK. To approve an amendment to the Articles of Incorporation to increase the number of shares of authorized common stock from 50,000,000 to 100,000,000, and the number of shares of authorized preferred stock from 10,000,000 to 30,000,000, as described in the Proxy Statement.

Votes For	Votes Against	Abstain	Broker Non-Votes
8,932,014	624,209	74,138	3,435,026

C.	CONVERSION OF CONVERTIBLE PREFERRED STOCK. To approve for the purposes of NASDAQ Marketplace Rule 5635 (i) the issuance of up to 9,601,273 shares of Class A Common Stock upon the conversion of up to 422,456 shares of Series B Preferred Stock, and (ii) the issuance of up to 3,186,750 shares of Class B Common Stock upon the conversion of up to 140,217 shares of Series C Preferred Stock, as described in the Proxy Statement.

Votes For	Votes Against	Abstain	Broker Non-Votes
8,902,583	659,008	68,771	3,435,026

4

Each of the above proposals was approved by the requisite vote of the Company’s shareholders. A press release announcing shareholder approval of the proposals is attached to this filing as Exhibit 99.1 and incorporated herein by reference.

5

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibit
3.1	Common Stock Articles of Amendment.
4.1	Certificate of Designation for the Class B Common Stock.
99.1	Press release of NewBridge Bancorp dated February 21, 2013.

6

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWBRIDGE BANCORP

Dated: February 21, 2013	By:	/s/ Ramsey K. Hamadi
Ramsey K. Hamadi,
Chief Financial Officer

7

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Common Stock Articles of Amendment.
4.1	Certificate of Designation for the Class B Common Stock.
99.1	Press release of NewBridge Bancorp dated February 21, 2013.

8